ARTICLES OF MERGER
between
WESTERN ASSET EMERGING MARKETS INCOME FUND II INC.
(a Maryland corporation)
and
WESTERN ASSET EMERGING MARKETS INCOME FUND INC.
(a Maryland corporation)
      WESTERN ASSET EMERGING MARKETS INCOME FUND II INC., a corporation duly organized and existing under the laws of the State of Maryland ("EDF"), and WESTERN ASSET EMERGING MARKETS INCOME FUND INC., a corporation duly organized and existing under the laws of the State of Maryland ("EMD"), do hereby certify that:
      FIRST:  EMD and EDF agree to merge.
      SECOND: The name and place of incorporation of each party to these Articles of Merger are WESTERN ASSET EMERGING MARKETS INCOME FUND II INC., a Maryland corporation, and WESTERN ASSET EMERGING MARKETS INCOME FUND INC., a Maryland corporation. EDF shall survive the merger as the successor corporation and shall continue under the name "WESTERN ASSET EMERGING MARKETS INCOME FUND INC." as a corporation incorporated under the laws of the State of Maryland.
      THIRD: EDF has its principal office in the State of Maryland in Baltimore City. EMD has its principal office in the State of Maryland in Baltimore City and does not own an interest in land in the State of Maryland.
      FOURTH: The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized, and approved by each corporation party to these Articles of Merger in the manner and by the vote required by its charter and the laws of the State of Maryland. The manner of approval was as follows:
            (a)  The Board of Directors of EDF at a
meeting held on May 23, 2008 adopted resolutions which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions.
            (b)  The Board of Directors of EMD at a
meeting held on May 23, 2008 adopted resolutions which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions and directed that the proposed merger be submitted for consideration at a special meeting of stockholders of EMD. Notice, which stated that a purpose of the special meeting was to act on the proposed merger, was given by EMD as required by law. The proposed merger was approved at a special meeting of stockholders held October 17, 2008 by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, voting together.
      FIFTH: An amendment to the charter of EDF is to be effected as a part of the merger whereby EDF shall change its name to "Western Asset Emerging Markets Income Fund Inc." However, the merger does not reclassify or change the terms of any class or series of outstanding capital stock of EDF.
      SIXTH: The total number of shares of capital stock of all classes which EDF or EMD, respectively, has authority to issue, the number of shares of each class which EDF or EMD, respectively, has authority to issue, and the par value of the shares of each class which EDF or EMD, respectively, has authority to issue are as follows:
            (a)  The total number of shares of stock of
all classes which EDF has authority to issue is 100,000,000 shares, all of which are designated as Common Stock, $0.001 par value per share ("EDF Common
Stock"). The aggregate par value of all the shares of stock of all classes of EDF is $100,000.
            (b)  The total number of shares of stock of
all classes which EMD has authority to issue is 100,000,000, all of which are designated as Common
Stock, $0.001 par value per share ("EMD Common
Stock"). The aggregate par value of all the shares of stock of all classes of EMD is $100,000.
      SEVENTH: The merger does not change the aggregate par value of the authorized stock of EDF.
      EIGHTH: The manner and basis of converting or exchanging issued stock of EMD into different stock of EDF or other consideration; and the treatment of any issued stock of EMD not to be converted or exchanged are as follows:
            (a)  Each issued and outstanding share of
the capital stock of EDF on the effective time of the merger shall continue, without change as to class, series or otherwise, to be an issued and outstanding share of capital stock of EDF.
            (b)  Each issued and outstanding share of
EMD Common Stock on the effective time of the merger shall be converted into, and become, an equivalent dollar amount (to the nearest $0.001) of full shares of EDF Common Stock, based on the net asset value per share of EMD Common Stock and EDF Common Stock calculated at 4:00 p.m. on the business day preceding the effective time of the merger (the "Common Stock Consideration"). In lieu of issuance of fractional shares of EDF Common Stock, cash will be paid in an amount equal to the value of the fractional shares of EDF Common Stock each former holder of EMD Common
Stock would otherwise have received in the merger (the
"Common Cash Consideration" and, together with the Common Stock Consideration, the "Common Merger
Consideration").
            (c) As soon as practicable following the effective time of the merger, each holder of issued and outstanding shares of EMD Common Stock shall be entitled to surrender to EDF the certificates representing the shares of EMD Common Stock held by such holder immediately prior to the effective time of the merger, and, upon such surrender, shall be entitled to receive the Common Merger Consideration, without interest.
      NINTH:  The merger shall become effective at 12:01 a.m.
on November 3, 2008.





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IN WITNESS WHEREOF, WESTERN ASSET EMERGING MARKETS INCOME FUND
II INC. and WESTERN ASSET EMERGING MARKETS INCOME FUND INC. have caused these presents to be signed in their respective names and on their respective behalves by their respective presidents and witnessed by their respective secretaries on October 31, 2008.
WITNESS:	WESTERN ASSET EMERGING MARKETS
		INCOME FUND II INC.
(a Maryland corporation)
		By:
Secretary	President
WITNESS:	WESTERN ASSET EMERGING MARKETS
		INCOME FUND INC.
(a Maryland corporation)
		By:
Secretary	President


THE UNDERSIGNED, President of WESTERN ASSET EMERGING
MARKETS INCOME FUND II INC., who executed on behalf of said corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation the foregoing Articles of Merger to be the corporate act of said corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

President

        THE UNDERSIGNED, President of WESTERN ASSET EMERGING MARKETS INCOME FUND INC., who executed on behalf of said corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation the foregoing Articles of Merger to be the corporate act of said corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

President